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                                                        Exhibit 23.2



                   CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 16, 1996 (except as to Notes 6 and 12, which are as of March 22, 1996) appearing within Exhibit 13.1 of Michael Baker Corporation's Annual Report on Form 10-K for the year ended December 31, 1995. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears at Exhibit 99.2 of such Annual Report on Form 10-K. We also consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 15, 1996, appearing on Page 1 of the 1995 Annual Report of the Michael Baker Corporation Employee Stock Ownership Plan (the Plan) which is incorporated by reference in the Plan's Annual Report on Form 11-K for the year ended December 31, 1995.


/s/ Price Waterhouse LLP
- ------------------------
Price Waterhouse LLP
Pittsburgh, Pennsylvania
June 14, 1996

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